SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2007

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

Blaze Energy Corp. Transaction

On August 3, 2007, the Registrant entered into a Securities Purchase Agreement with Blaze Energy Corp. (“Blaze”), under which the Registrant conveyed all of the outstanding shares of a wholly-owned subsidiary, EESV Fayetteville, Inc. (the “Subsidiary”), to Blaze in consideration for 70,000,000 shares of common stock of Blaze.  The Securities Purchase Agreement was made

{A0040158.DOC}

effective as of June 26, 2007, when the Registrant issued a press release announcing the transaction.  Blaze is a publicly traded corporation which, prior to the transaction, had no assets or operations, and minimal liabilities.  The common stock of Blaze trades on the Pink Sheets under the symbol “BLZE.PK.”  Immediately prior to the transaction, Blaze had outstanding 17,665,804 shares, and was obligated to issue approximately 2,000,000 more shares under a convertible debenture, and thus had outstanding approximately 19,665,804 on a fully diluted basis.  Accordingly, the Registrant acquired ownership of approximately 78.1% of Blaze on a fully diluted basis as a result of the transaction.  Simultaneously, the Registrant and Blaze entered into a Management Agreement, under which the Registrant agreed to provide management and overhead services to Blaze for one year in consideration for a monthly management fee of $100,000 per month.

In 2006 and early 2007, the Registrant explored many options to raise capital to finance the development of its interest in the Fayetteville Shale field, but was unsuccessful.  In May 2007, prior to the transaction with Blaze, the Registrant’s board approved a plan to make its Fayetteville Shale asset more attractive to potential investors by isolating the Fayetteville Shale asset in a publicly traded shell company.  The Registrant decided to do this for two principle reasons.  First, the Registrant has over $7 million of current liabilities. Although the indebtedness is held almost entirely by related parties, it proved to be an important deterrent to any potential investor in the Registrant.  Second, by isolating the Fayetteville Shale field in a separate entity, an investment would not be complicated by the Debtor’s interest in other fields in Louisiana, Oklahoma and Alaska.  As a result in May 2007, the Registrant reached an oral agreement with the principle shareholders and board of Blaze to utilize Blaze as the vehicle to raise capital for the Fayetteville Shale field.  As part of that oral agreement, the sole board member of Blaze resigned and four persons who are officers and directors of the Registrant were appointed to the board of Blaze (A. Leon Blaser, Greg Holsted, Michael Thompson and Vaughn Featherstone).  Blaze then began a private offering of its common stock at $1.00 per share.  Through July 11, 2007, Blaze raised a total of $1,529,000 in the private offering.  The proceeds were largely used to pay EESV’s share of the costs associated with the initial wells being drilled in the Fayetteville Shale field.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As disclosed in Item 1.01, the Registrant entered into a material definitive agreement on July 31, 2007 to dispose of its interest in the Subsidiary in consideration for a controlling interest in Blaze.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired:  Not applicable.

(b)

Pro Forma Financial Information:  Not applicable.

{A0040158.DOC}2

(c)

Exhibits:

Regulation S-B No.	Description
10	Securities Exchange Agreement effective as of June 26, 2007 by and between Blaze Energy Corp. and Environmental Energy Services, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: August 3, 2007	/s/ Michael Thompson
By: Michael Thompson, President

{A0040158.DOC}3